Exhibit 10.49

SMART & FINAL INC.

NON-EMPLOYEE DIRECTOR STOCK PLAN

(FIRST AMENDMENT TO THE AMENDED AND RESTATED PLAN)

This First Amendment (this “First Amendment”), effective as of February 17, 2004, amends the Smart & Final Inc. Non-Employee Director Stock Plan (Amended and Restated) (the “Plan”), as set forth below. Except as specifically amended by this First Amendment, the Plan remains unmodified and in full force and effect. All capitalized terms used in this First Amendment and not specifically defined herein shall have the meaning ascribed to such terms in the Plan.

1. Section 2.11 of the Plan. The definition of “Non-Employee Director” in Section 2.11 of the Plan is hereby amended and restated to read, in its entirety, as follows:

2.11 “Non-Employee Director” means any Director who is not and, for at least three (3) years prior to becoming a Director, has not been (i) an employee of the Company, or (ii) an employee of Casino Guichard-Perrachon, S.A. or its affiliates.

2. Section 4 of the Plan. Section 4 of the Plan, Automatic Award of Shares, is hereby amended and restated to read, in its entirety, as follows:

4. AUTOMATIC AWARD OF SHARES

An award of Shares shall be automatically made on the Award Date to each Non-Employee Director who is serving as such on the Award Date. Each award shall comprise that number of Shares equal to the quotient of $20,000 divided by the Fair Market Value of a Share on the Award Date; provided, however, if this award calculation results in fractional Shares, such award shall be rounded down to the nearest whole Share number and cash shall be paid in lieu of fractional shares, and provided, further, if at any time there are not sufficient Shares available under this Plan to permit the award of Shares to be made to all Non-Employee Directors eligible therefor, then the award of Shares to be made to all such eligible Non-Employee Directors under this Section 4 shall be reduced pro rata (to zero if necessary) so as to not exceed the number of Shares available for award under this Plan and cash shall be paid in lieu of the difference. In the event that any Shares awarded under this Section 4 are newly issued by the Company, the Non-Employee Director receiving such Shares shall pay to the Company, in cash, an amount equal to the par value of such Shares. Any Shares awarded under this Plan must be held by such Non-Employee Director at least six months after the Award Date or, in the case of Shares awarded on May 10, 1996, six months after the date of the stockholder approval of this Plan, as described in Section 10.1 of this Plan.